Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Olema Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)

	Equity	Preferred Stock, $0.0001 par value per share	457(o)

	Debt	Debt Securities	457(o)

	Other	Warrants	457(o)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$23,383,943	0.0001531	$3,581

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)

	Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)

	Debt	Debt Securities	415(a)(6)

	Other	Warrants	415(a)(6)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(3)		$176,616,057(3)			S-3	333-263117	May 2, 2022	$16,372(3)

	Total Offering Amounts					$200,000,000		$3,581

Total Fees Previously Paid

Total Fee Offsets

	Net Fees Due							$3,581

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by Olema Pharmaceuticals, Inc, or the Registrant, in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

(3)

The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission, or the SEC, on March 1, 2022 (File No. 333-263117), or the Prior Registration Statement, which was declared effective on May 2, 2022, that registered $200,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $176,616,057 of unsold securities, or the Unsold Securities, that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $16,372 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $23,383,943 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

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